Exhibit 99.12

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

June 2, 2021

Morgan Stanley Institutional Fund, Inc.

522 Fifth Avenue

New York, New York 10036

Re:                             Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel for Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the proposed issuance by the Company of Class I, Class A, Class C and Class IS shares of common stock of the Frontier Markets Portfolio, to be renamed the Next Gen Emerging Markets Portfolio (“MSIF Next Gen Emerging Markets”), a series of the Company, each with par value of $0.001 per share (the “Acquiring Fund Shares”) pursuant to  an Agreement and Plan of Reorganization (the “Reorganization Agreement”), to be executed by and between the Company, on behalf of its Emerging Markets Small Cap Portfolio (“MSIF Emerging Markets Small Cap”), and the Company, on behalf of MSIF Next Gen Emerging Markets, pursuant to which substantially all of the assets of MSIF Emerging Markets Small Cap will be transferred to MSIF Next Gen Emerging Markets in exchange for Acquiring Fund Shares and the assumption by Next Gen Emerging Markets of all stated liabilities of Emerging Markets Small Cap.  This opinion letter is being furnished to the Company in accordance with the requirements of Item 16 of Form N-14 under the 1933 Act, and no opinion is expressed herein as to any matter other than as to the legality of the Acquiring Fund Shares to be registered pursuant to the Registration Statement.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)                 the Registration Statement;

(ii)              the Reorganization Agreement;

(iii)           the corporate charter of the Company;

(iv)          the Amended and Restated Bylaws of the Company; and

(v)             resolutions of the Board of Directors of the Company relating to, among other things, the authorization and issuance of the Acquiring Fund Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials.  As to matters of Maryland law contained in this opinion, we have relied upon the opinion of Ballard Spahr LLP, dated June 1, 2021.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.  In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that the issuance of the Acquiring Fund Shares has been duly authorized by all necessary action of the Board of Directors on the part of the Company, and when such Acquiring Fund Shares  to be registered pursuant to the Registration Statement are issued and delivered by the Company as contemplated by the Registration Statement and the Reorganization Agreement against payment of the consideration therein described, such Acquiring Fund Shares will be validly issued, fully paid and non-assessable.

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the proxy statement and prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP